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                       EMPLOYMENT AGREEMENT


          THIS AGREEMENT (this "Agreement") is entered into as of June 1, 1998, between EXECUTIVE TELECARD, LTD., a Colorado corporation with principal offices located in Denver, Colorado (the "Company"), and Roger Greenwald (the "Executive").

          WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the relationship of the Executive with the Company.

          NOW, THEREFORE, it is AGREED as follows:

          1. Term. The Executive is hereby contracted as Vice President of Marketing of the Company, for a period commencing on June 1, 1998 and ending on December 31, 1998. This contract can be extended at any time during its term by the mutual agreement of the parties for a period ending on December 31, 2000. As Vice President of the Company, the Executive shall render executive, policy, and other management services to the Company of the type customarily performed by persons serving in such capacities. The Executive shall be responsible for the management of the marketing and sales functions of the Company, and the Executive's duties shall include the supervision of all aspects of such activities of the Company. The Company's employees in the marketing and sales departments shall be subject to the Executive's orders and direction. The Executive shall report directly to the Company's Chairman and Chief Executive Officer, and shall also perform such duties as the Chairman and Chief Executive Officer of the Company may from time to time reasonably direct.

          2. Location of Services. During the term of this agreement, the Executive shall perform services at the Company's various offices and, in particular, he will spend at least 50% of his time at the principal offices of the Company, currently located in Denver, Colorado.

          3.    Fees.   The  Company shall  pay  the  Executive  a
monthly fee of $12,000. The monthly Fee shall not be decreased at any time during the term of this Agreement.

          4. Bonuses. The Executive shall be eligible to earn a performance bonus if he remains as an Executive through the term of this agreement. If goals are met or exceeded for the Bonus Period, the Executive shall earn a bonus equal to 100% of total monthly fees. If goals are met or exceeded the Executive shall earn a bonus equal to $84,000. If only certain of such goals are met, or goals are met only in part, for such Bonus Period, the Executive shall earn a bonus equal to an amount to be recommended by the Chief Executive and determined by the Board of Directors, in its sole discretion, but not less than $21,000. Bonus shall be payable to the Executive by February 1, 1999. The Board of Directors may, in its sole discretion, award additional or greater bonuses to the Executive based upon achievement of other Company objectives during the Bonus Period.

          5.   Participation in Employee Benefit Plans. (NA)
The Executive shall promptly be reimbursed for any expenses which he may incur in connection with his services hereunder in accordance with the Company's normal reimbursement policies as established from time to time.

          6. Stock Options. Subject to approval by the Compensation Committee of the Board of Directors, the Executive shall be granted options to purchase an aggregate of 25,000 shares of the Company's common stock, at an exercise price to be equal to 80% of the closing price of the Company's common stock as listed on The Nasdaq National Market on the day preceding the date of this agreement.

               (i) options to purchase 25,000 shares shall vest 50% on the 60th day after the date hereof and 50% on December 31, 1998.

               Each of the options will have a term of five years from the date of grant. To the extent eligible, the options will be issued as incentive stock options within the meaning and subject to the limitations of Section 422 of the Internal Revenue Code. Vesting of all options will immediate in the event that the current Chairman and Chief Executive Officer (Christopher J. Vizas) ceases to be the Chief Executive Officer of the Company.

          7. Standards. The Executive shall perform the duties and responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Company's Chairman and Chief Executive Officer. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the Company's industry.

          8.   Voluntary Absences; Vacations.  (NA)

          9.   Disability. (NA)

          10.  Termination of Agreement.

               (a) The Chairman or the Board of Directors may terminate the agreement at any time, subject to payment of the compensation described below.

               (b) Within the first 4 months of the agreement, 50% of fees due through term plus minimum bonus amount of $21,000.

                    After 4 months, 100% of fees due through term and bonus amount of $21,000.

          11.  Restrictive Covenants.

               (a) During the term of this Agreement and for a period of 6months after termination of agreement the Executive shall not at any time (i)compete on his own behalf or on behalf of any other person or entity, with the Company or any of its affiliates within all territories in which the Company does business with respect to the business of the Company or any of its affiliates as such business shall be conducted on the date hereof or during the employment of the Executive under this Agreement;
(ii) solicit or induce, on his own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (iii) solicit or induce, on his own behalf or on behalf of any other person or entity, any customer of the Company or any of its affiliates to reduce its business with the Company or any of its affiliates.

               (b) The Executive shall not at any time during or subsequent to his employment by the Company, on his own behalf or on behalf of any other person or entity, disclose any proprietary information of the Company or any of its affiliates to any other person or entity other than on behalf of the Company or in conducting its business, and the Executive shall not use any such proprietary information for his own personal advantage or make such proprietary information available to others for use, unless such information shall have come into the public domain other than through unauthorized disclosure.

               (c) The ownership by the Executive of not more than 5% of a corporation, partnership or other enterprise shall not constitute a violation hereof.

               (d) If any portion of this Section 11 is found by a court of competent jurisdiction to be invalid or unenforceable, but would be valid and enforceable if modified, this Section 11 shall apply With such modifications necessary to make this Section 11 valid and enforceable. Any portion of this Section 11 not required to be so modified shall remain in full force and effect and not be affected thereby. The Executive agrees that the Company shall have the right of specific performance in the event of a breach by the Executive of this Section 11.

          12. No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Executive all rights to receive payments hereunder shall become rights of the Executive's estate.

          13. Other Contracts. The Executive, during the term of this Agreement, may from time to time engage in other paid consultant activities, for the following entities: The Management Network Group, Duke Power and Sovereign Communications. The assignments, if any, will not impact performance and will be cleared for approval with the Chairman.

          14.    Amendments  or  Additions.   No   amendments   or
additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

          15. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          17. Governing Law. This Agreement shall be governed by the laws of the State of Colorado (other than the choice of law rules thereof).



                                   EXECUTIVE TELECARD, LTD.



                                   By:




                                             Roger Greenwald